Exhibit 99.1

       Per-Se Technologies Reports Second Quarter 2006 Results;
                Adjusted EPS of $0.24 Exceeds Guidance

    ALPHARETTA, Ga.--(BUSINESS WIRE)--Aug. 8, 2006--Per-Se Technologies, Inc. (Nasdaq: PSTI), the leader in Connective Healthcare solutions that help physicians, pharmacies, hospitals and healthcare organizations realize their financial goals, today reported its financial results for the second quarter and six-month period ended June 30, 2006. The financial results of the NDCHealth businesses acquired on January 6, 2006, are included in the Company's current year results.

    The following highlights include non-GAAP measures that are reconciled to their most directly comparable GAAP measures later in this press release:

    Second Quarter Highlights

    -- On a GAAP basis, second quarter revenue was $152.7 million, operating income was $21.4 million, and income from continuing operations was $7.9 million or $0.18 per share.

    -- Revenue increased 63.6% in the second quarter from $93.3 million a year ago, driven by the addition of the acquired NDCHealth businesses and by organic growth.

    -- Adjusted operating income in the second quarter increased to $25.8 million, or 16.9% of revenue, from $8.9 million, or 9.5% of revenue, a year ago.

    -- Second quarter adjusted earnings per share were $0.24 on approximately 44.1 million diluted shares, compared to guidance of $0.17 to $.0.19.

    -- Adjusting the income tax rate to reflect Per-Se's estimated cash tax paying rate to facilitate comparison to published analyst expectations, adjusted earnings were approximately $0.38 per diluted share.

    Year-to-Date Highlights

    -- Adjusted cash flow from continuing operations more than doubled to $56.9 million in the first six months of 2006, compared to cash flow from continuing operations of $22.6 million in the same period last year.

    -- The Company repaid a total of $50 million of its Term Loan debt during the first six months of 2006.

    2006 Full-Year Guidance

    -- The Company raised guidance for new business sold for its Hospital Solutions and Pharmacy Solutions divisions, and reaffirmed net new business sold guidance for the Physician Solutions division.

    --  The Company reaffirmed:

        -- Adjusted cash flow guidance in a range of $100 million to $110 million;

        --  Adjusted EBITDA range of $142 million to $147 million;

        -- Adjusted diluted earnings per share range of $0.81 to $0.87; and

    -- The Company lowered its revenue guidance to a range of $615 million to $620 million.

    On a GAAP basis, the Company reported revenue for the second quarter ended June 30, 2006 of $152.7 million, operating income of $21.4 million, and income from continuing operations of $7.9 million, or $0.18 per diluted share. Excluding stock-based compensation expense and NDCHealth transition and integration-related expenses, on a non-GAAP basis the Company reported second quarter adjusted operating income of $25.8 million, or 16.9% of revenue, and adjusted income from continuing operations of $10.5 million, or $0.24 per diluted share. These adjusted results include an income tax provision at an income tax rate of approximately 41%.
    During the second quarter of 2006, the Company incurred pre-tax, non-cash stock-based compensation expense of approximately $1.8 million. The Company also recorded transition and integration expenses of approximately $2.6 million related to the NDCHealth acquisition.
    For comparison purposes, in the second quarter of 2005, the Company reported revenue of $93.3 million, operating income of $8.9 million, or 9.5% of revenue, and income from continuing operations of $7.5 million, or $0.23 per diluted share, which included an income tax rate of approximately 3.0%.
    "Our second quarter financial results significantly exceeded our expectations in all three divisions," said Philip M. Pead, chairman, president and chief executive officer of Per-Se Technologies. "I am excited about the momentum that has been created within our business units and the strong demand for our products and services. The breadth of our offerings and the leadership position we have in helping providers improve their revenue cycle is having a very positive impact on our Company performance."

    Six-Month Results

    On a GAAP basis, the Company reported revenue for the six months ended June 30, 2006 of $298.9 million, operating income of $21.6 million, or 7.2% of revenue, and a loss from continuing operations of $0.7 million, or $0.02 per share. On a non-GAAP basis, excluding stock-based compensation expense, NDCHealth acquisition and integration-related expenses, and the non-cash tax benefit from the partial release of the tax asset valuation allowance, the Company had adjusted income from continuing operations of $16.8 million, or $0.38 per diluted share.
    For comparison purposes, in the first half of 2005 on a GAAP basis, the Company reported revenue of $185.3 million and income from continuing operations of $17.0 million, or $0.52 per diluted share, which included an income tax rate of approximately 3.0%.
    Cash flow from continuing operations for the six months ended June 30, 2006, was $29.9 million. During the six-month period, the Company used approximately $27.0 million in operating cash for NDCHealth transition and integration-related activities. Excluding these transition and integration costs, adjusted cash flow from continuing operations was $56.9 million for the first six months of 2006, compared to $22.6 million in the same period last year.

    Business Segment Performance

    The following business segment review references adjusted operating income for the second quarter of 2006, which excludes stock-based compensation expense.

    Physician Solutions Division

    The Physician Solutions division reported revenue of $80.2 million and adjusted operating income of $12.4 million, or 15.5% of revenue, for the second quarter of 2006, compared to revenue and operating income of $69.1 million and $7.5 million, respectively, or 10.8% of revenue, for the same quarter of 2005.
    This division's outsourced receivables management business had net new business sold in the second quarter of approximately $6 million, which compares to net new business sold of approximately $10 million in the same quarter a year ago. In July 2006, this division closed more than $5 million in net new sales in its outsourced receivables management business, bringing its year-to-date total of net new business sold to approximately $14 million.
    "Our physician outsourcing business generated organic revenue growth of over 6% during the quarter as compared to last year's second quarter. The incremental revenue contributed to a strong margin performance for our outsourcing business, with margins increasing over the first quarter," commented Pead. "While our net new business sold for the quarter was below our expectations due to the timing of new business closings, our performance through July is on track and I am confident that we will achieve our full-year net new business sold range of $25 million to $35 million."

    Hospital Solutions Division

    The Hospital Solutions division reported revenue of $44.6 million and adjusted operating income of $12.3 million, or 27.7% of revenue, for the second quarter of 2006. This compares to revenue of $27.8 million and operating income of $5.3 million, or 18.9% of revenue, in the same quarter of 2005.
    New business sold in the Hospital Solutions division was approximately $9 million in the second quarter, compared to new business sold of approximately $3 million in the same quarter a year ago. The Company raised its expectations of new business sold for 2006 to a range of $25 million to $35 million on a full year basis from previous expectations of $20 million to $30 million.
    "We are raising our new business sold expectations for the division as a result of the increased demand for our revenue cycle management solutions in the marketplace," stated Pead. "With hospitals continuing to face a challenging financial environment, our full suite of products and outsourcing services enhances cash flow while improving operating efficiencies."

    Pharmacy Solutions Division

    The Pharmacy Solutions division reported revenue of $32.1 million and adjusted operating income of $6.9 million, or 21.5% of revenue, for the second quarter of 2006. Pharmacy Solutions' new business sold in the second quarter of 2006 was approximately $12 million. The Company raised its expectations of new business sold for 2006 to a range of $30 million to $40 million on a full year basis from previous expectations of $25 million to $35 million.
    "Our Pharmacy Solutions division delivered better than expected second quarter performance," Pead said. "We have built solid momentum through strong network transaction volume and continued penetration in the pharmacy systems market. Raising our new business sold expectations for 2006 is a direct reflection of our confidence in the pharmacy business."

    2006 Financial Guidance

    Excluding acquisition-related costs and stock compensation expenses, the Company maintained full year 2006 expectations for consolidated adjusted operating income in the range of $90 million to $96 million, or 14.5% to 15.5% of revenue. Consolidated adjusted EBITDA for full year 2006 is expected to be in the range of $142 million to $147 million. The Company lowered its consolidated 2006 revenue guidance to a range of $615 million to $620 million due to the timing of new business sold in its physician outsourcing business and the revision or termination of certain lower margin contracts in its hospital operations.
    The Company continues to expect full year 2006 adjusted cash flow from continuing operations to be in the range of $100 million to $110 million, excluding expected NDCHealth transition and acquisition-related costs.
    The Company is maintaining its adjusted diluted earnings per share guidance range for full year 2006 of $0.81 to $0.87. Adjusted diluted earnings per share guidance excludes acquisition-related costs associated with the NDCHealth acquisition, the impact of stock-based compensation expense, and the partial release of the Company's deferred tax asset valuation allowance in the first quarter.
    On a quarterly basis, the Company expects adjusted diluted earnings per share from continuing operations of $0.18 to $0.21 for the third quarter. For the fourth quarter, adjusted diluted earnings per share from continuing operations are expected to be in the range of $0.25 to $0.28.
    The revised quarterly expectations are due to the timing of certain expenses previously anticipated to be incurred in the second quarter, as well as the expected delay of $0.02 to $0.03 in earnings per share from the third quarter to the fourth quarter related to Medicare reimbursement. The federal government will hold Medicare reimbursement payments that should be funded during the last nine days of September until October as mandated by the Deficit Reduction Act of 2005.
    "With strong momentum in each of our divisions, we have raised new business sold expectations in both our Pharmacy and Hospital Solutions divisions, and are on track to achieve another record year for net new business in our Physician outsourcing business. With the significant margin improvement and strong cash flow in our businesses, combined with our low cash tax paying rate, we are well positioned for the second half of 2006 and to carry this strong momentum into 2007," Pead concluded.

    Conference Call

    Per-Se will host a conference call for institutional investors and security analysts at 10:00 a.m. Eastern time today, August 8, 2006. All interested investors are invited to access a live audio broadcast of the call via webcast. The webcast can be accessed at www.per-se.com in the "Investor Relations" section by selecting the webcast link. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies is the leader in Connective Healthcare, providing solutions that enable physicians, pharmacies and hospitals to achieve their income potential by streamlining and simplifying the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to: 2006 projections, costs and revenue growth, margin and other financial projections; full year 2006 new business sold forecasts; the Company's ability to successfully integrate and capitalize on synergies associated with the acquisition of NDCHealth; and the impact of adopting SFAS 123 (R). Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement sales backlog; lack of revenue growth; client losses; technical issues in processing claims through the Company's clearinghouses; failure to gain integration synergies from the NDCHealth acquisition; any benefit from an additional release of the tax valuation allowance; outcome of pending legal matters; and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2005. The Company disclaims any responsibility to update any forward-looking statements.


                       PER-SE TECHNOLOGIES, INC.
                      CONDENSED SEGMENT REPORTING
                     (unaudited) ($ in thousands)

                             Three Months Ended    Six Months Ended
                                  June 30,             June 30,
                            -------------------- ---------------------
                               2006      2005       2006       2005
                             ---------  --------  ---------  ---------
Revenue
 Physician Solutions        $  80,183  $ 69,068  $ 157,509  $ 136,258
   Hospital Solutions          44,563    27,808     88,090     56,172
   Pharmacy Solutions          32,066       n/a     61,467        n/a
 Eliminations                  (4,139)   (3,576)    (8,152)    (7,100)
                             ---------  --------  ---------  ---------
   Consolidated             $ 152,673  $ 93,300  $ 298,914  $ 185,330
                             =========  ========  =========  =========

Adjusted Operating Income
 (a non-GAAP measure)(1)
 Physician Solutions        $  12,422  $  7,487  $  22,729  $  16,055
 Hospital Solutions            12,330     5,261     22,924     11,690
 Pharmacy Solutions             6,886       n/a     11,095        n/a
 Corporate                     (5,839)   (3,892)   (12,417)    (8,036)
                             ---------  --------  ---------  ---------
   Consolidated             $  25,799  $  8,856  $  44,331  $  19,709
                             =========  ========  =========  =========

(1) Operating income for the second quarter and six months of 2006 is adjusted to exclude NDCHealth integration and transition-related expenses, the write-off of in-process research & development, and stock-based compensation expense. See the reconciliation of adjusted operating income to GAAP operating income by business segment provided in this release for further information.


                       PER-SE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                     (unaudited) ($ in thousands)

                                             June 30,     December 31,
                                                2006          2005
                                           -------------  ------------

Assets
Cash and cash equivalents                 $      26,867  $     61,161
Accounts receivable, net                         96,158        54,397
Other current assets                             16,889         6,559
Property and equipment, net                      41,669        16,843
Goodwill                                        382,952        38,199
Other intangible assets, net                    303,030        21,946
Deferred income taxes, net                       33,658        30,294
Other                                            20,330        10,124
                                           -------------  ------------
                                          $     921,553  $    239,523
                                           =============  ============

Liabilities and Stockholders' Equity
Current liabilities                       $      82,089  $     38,249
Deferred revenue                                 48,080        25,821
Long-term debt, including current portion       510,688       125,625
Other long-term obligations                      22,122         5,312
Stockholders' equity                            258,574        44,516
                                           -------------  ------------
                                          $     921,553  $    239,523
                                           =============  ============


                       PER-SE TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (unaudited) ($ in thousands, except per share data)

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                 2006      2005      2006      2005
                                --------  --------  --------  --------

Revenue                        $152,673  $ 93,300  $298,914  $185,330
                                --------  --------  --------  --------

Cost of services                 86,746    62,470   188,351   122,507
Selling, general and
 administrative                  44,530    21,974    88,990    43,114
                                --------  --------  --------  --------
      Operating income           21,397     8,856    21,573    19,709
Interest expense, net             8,080     1,112    15,961     2,281
                                --------  --------  --------  --------
Income before income taxes       13,317     7,744     5,612    17,428
Income tax expense                5,460       198     6,321       451
                                --------  --------  --------  --------
Income (loss) from continuing
 operations                       7,857     7,546      (709)   16,977
Loss from discontinued
 operations, net of tax             (49)       --       (74)       --
                                --------  --------  --------  --------
      Net income (loss)        $  7,808  $  7,546  $   (783) $ 16,977
                                ========  ========  ========  ========

Diluted net income (loss) per
 common share:
    Adjusted income from
     continuing operations     $   0.24  $   0.23  $   0.38  $   0.52
       Stock-based
        compensation expense,
        net of tax                (0.02)       --     (0.04)       --
       Write-off of In-process
        research & development       --        --     (0.30)       --
       NDCHealth transition
        and integration-
        related
          expenses, net of tax    (0.04)       --     (0.09)       --
       Partial release of
        deferred tax valuation
        allowance                    --        --      0.03        --
                                --------  --------  --------  --------
    Income (loss) from
     continuing operations (1)     0.18      0.23     (0.02)     0.52
    Loss from discontinued
     operations, net of tax          --        --        --        --
                                --------  --------  -------- ---------
    Net income (loss) -
     diluted (1)               $   0.18  $   0.23  $  (0.02) $   0.52
                                ========  ========  ========  ========

Weighted average shares used
 in computing diluted earnings
 per share (1)                   44,078    32,410    43,699    32,480
                                ========  ========  ========  ========

(1) As the Company had a loss from continuing operations for the six months ended June 30, 2006, diluted earnings per share for the six month period ended June 30, 2006, calculated on a GAAP basis, would be the same as basic earnings per share. The weighted average shares calculation would exclude approximately
      5.8 million shares related to dilutive options and other equity-based awards that are included above. The Company has provided fully diluted earnings per share from continuing operations to facilitate comparisons to previously issued guidance.


                       PER-SE TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (unaudited) ($ in thousands)

                                             Six Months Ended June 30,
                                             -------------------------
                                                 2006         2005
                                               ----------   ----------
Cash Flows From Operating Activities:
Net (loss) income                             $     (783)  $   16,977
Adjustments to reconcile net (loss) income to
 cash provided by operating activities:
        Depreciation and amortization             37,396        7,539
        Amortization of deferred financing
         costs                                     1,108          683
        Stock-based compensation expense           2,703           --
        Deferred income taxes                      5,385           --
        Changes in assets and liabilities,
         excluding effects of acquisitions
         and divestitures                        (15,934)      (2,587)
                                               ----------   ----------
    Net cash provided by operating activities     29,875       22,612
                                               ----------   ----------

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired              (429,835)          --
Purchases of property and equipment               (6,312)      (4,529)
Software development costs                        (8,595)      (3,373)
Other                                                 --         (163)
                                               ----------   ----------
    Net cash used for investing activities      (444,742)      (8,065)
                                               ----------   ----------

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options        2,897        4,600
Proceeds from borrowings                         435,000           --
Treasury stock purchase                               --      (15,404)
Deferred financing costs                          (7,662)          --
Payments of debt                                 (50,134)          (9)
Other                                                472           10
                                               ----------   ----------
    Net cash provided by (used for) financing
     activities                                  380,573      (10,803)
                                               ----------   ----------

Cash and Cash Equivalents:
Net change in cash                               (34,294)       3,744
Balance at beginning of period                    61,161       42,422
                                               ----------   ----------
Balance at end of period                      $   26,867   $   46,166
                                               ==========   ==========


                       PER-SE TECHNOLOGIES, INC.
   RECONCILIATION OF ADJUSTED OPERATING INCOME (A NON-GAAP MEASURE)
             TO GAAP OPERATING INCOME BY BUSINESS SEGMENT
                     (unaudited) ($ in thousands)

                           Three months           Six months
                              ended                 ended
                            June 30,    Operating  June 30,  Operating
                               2006       Margin     2006      Margin
                           ------------ --------- ---------- ---------
Physician Solutions:
  Adjusted operating
   income (a non-GAAP
   measure)                    $12,422      15.5%   $22,729      14.4%
  Non-cash stock-based
   compensation expense           (225)                (402)
  NDCHealth transition and
   integration-related
   expenses                         --                  (83)
  Non-cash write-off of
   in-process research &
   development                      --               (1,900)
                           ------------ --------- ---------- ---------
  Operating income             $12,197      15.2%   $20,344      12.9%
                           ------------ --------- ---------- ---------
Hospital Solutions:
  Adjusted operating
   income (a non-GAAP
   measure)                    $12,330      27.7%   $22,924      26.0%
  Non-cash stock-based
   compensation expense           (170)                (287)
  NDCHealth transition and
   integration-related
   expenses                         --                 (146)
  Non-cash write-off of
   in-process research &
   development                      --               (2,800)
                           ------------ --------- ---------- ---------
  Operating income             $12,160      27.3%   $19,691      22.4%
                           ------------ --------- ---------- ---------
Pharmacy Solutions:
  Adjusted operating
   income (a non-GAAP
   measure)                     $6,886      21.5%   $11,095      18.1%
  Non-cash stock-based
   compensation expense           (192)                (306)
  NDCHealth transition and
   integration-related
   expenses                         --                   --
  Non-cash write-off of
   in-process research &
   development                      --               (8,600)
                           ------------ --------- ---------- ---------
  Operating income              $6,694      20.9%    $2,189       3.6%
                           ------------ --------- ---------- ---------
Corporate:
  Adjusted operating loss
   (a non-GAAP measure)        $(5,839)            $(12,417)
  Non-cash stock-based
   compensation expense         (1,185)              (1,708)
  NDCHealth transition and
   integration-related
   expenses                     (2,630)              (6,526)
                           ------------ --------- ---------- ---------
  Operating loss               $(9,654)            $(20,651)
                           ------------ --------- ---------- ---------

Consolidated:
  Adjusted operating
   income (a non-GAAP
   measure)                    $25,799      16.9%   $44,331      14.8%
  Non-cash stock-based
   compensation expense         (1,772)              (2,703)
  NDCHealth transition and
   integration-related
   expenses                     (2,630)              (6,755)
  Non-cash write-off of
   in-process research &
   development                      --              (13,300)
                           ------------ --------- ---------- ---------
  Operating income             $21,397      14.0%   $21,573       7.2%
                           ============ ========= ========== =========

The Company believes adjusted operating income, which excludes non-cash write-off of in-process research & development, non-cash stock-based compensation expense and NDCHealth acquisition-related expenses is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its current performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


                       PER-SE TECHNOLOGIES, INC.
  RECONCILIATION OF ADJUSTED OPERATING INCOME AND EPS FROM CONTINUING OPERATIONS (A NON-GAAP MEASURE) TO GAAP INCOME AND EPS FROM CONTINUING
                              OPERATIONS
          (unaudited) ($ in thousands, except per share data)

                                Three months        Six months
                                   ended               ended
                                  June 30,            June 30,
                                     2006     EPS       2006     EPS
                                ------------ ------ ---------- -------
Adjusted operating income (a
 non-GAAP measure)                  $25,799           $44,331
  Interest, net                      (8,080)          (15,961)
  Income taxes at approximately
   5.5% cash-paying tax rate           (975)           (1,560)
                                 -----------        ----------
Adjusted income from continuing
 operations before full income
 tax rate (a non-GAAP measure)       16,744  $0.38     26,810   $0.61
  Non-cash increase in income
   tax rate                          (6,234) (0.14)   (10,047)  (0.23)
                                 ----------- -------------------------
Adjusted income from continuing
 operations (a non-GAAP measure)     10,510   0.24     16,763    0.38
  Non-cash write-off of in-
   process research &
   development                           --     --    (13,300)  (0.30)
  Non-cash stock-based
   compensation expense, net of
   tax                               (1,102) (0.02)    (1,661)  (0.04)
  NDCHealth transition and
   integration-related expenses,
   net of tax                        (1,551) (0.04)    (4,026)  (0.09)
  Tax benefit from partial
   release of deferred tax asset
   valuation allowance                   --     --      1,515    0.03
                                 ----------- ------ ---------- -------
Income (loss) from continuing
 operations (diluted and basic
 EPS for GAAP purposes)              $7,857  $0.18      $(709) $(0.02)
                                 =========== ====== ========== =======

As the Company had a loss from continuing operations for the six months ended June 30, 2006, diluted earnings per share for the six month period ended June 30, 2006, calculated on a GAAP basis, would be the same as basic earnings per share. The weighted average shares calculation would exclude approximately 5.8 million shares related to dilutive options and other equity-based awards that are included in the weighted average shares used in computing EPS above. The Company has provided fully diluted earnings per share from continuing operations to facilitate comparisons to previously issued guidance.

The Company believes adjusted operating income and adjusted earnings per share from continuing operations, which excludes NDCHealth transition and integration-related expenses, non-cash stock-based compensation expense and non-cash write-off of in-process research & development are additional meaningful measures of operating performance and facilitate comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its current performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


                       PER-SE TECHNOLOGIES, INC.
    RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATING ACTIVITIES
 (A NON-GAAP MEASURE) TO GAAP CASH FLOW FROM OPERATING ACTIVITIES AND
                               GUIDANCE
                      (unaudited) ($ in millions)

                                             Six Months
                                                ended        2006
                                            June 30, 2006   Guidance
                                            ------------- ------------
Adjusted cash flow from operating activities
(a non-GAAP measure)                               $56.9   $100 - 110
Cash used for non-recurring acquisition-
 related costs                                     (27.0)    (37 - 33)
                                            ------------- ------------
Cash flow from operating activities                $29.9     $63 - 77
                                            ============= ============

The Company believes adjusted cash flow from operating activities, which excludes NDCHealth acquisition-related costs, is a meaningful measure of operating cash flow generated from the "base business" and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these non-recurring items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future cash flow expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its expected performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


                       PER-SE TECHNOLOGIES, INC.
      RECONCILIATION OF 2006 ADJUSTED EBITDA (A NON-GAAP MEASURE)
                          TO OPERATING INCOME
                      (unaudited) ($ in millions)

                                                             2006
                                                            Guidance
                                                          ------------
Adjusted EBITDA (a non-GAAP measure)                       $142 - 147
  Depreciation & amortization expense                         52 - 51
                                                          ------------
Adjusted operating income (a non-GAAP measure)                90 - 96
  Non-cash write-off of in-process research & development      13 -13
  Non-cash stock-based compensation expense                     9 - 8
  NDCHealth transition and integration-related expenses        12 -10
                                                          ------------
Operating income                                             $56 - 65
                                                          ============

The Company believes earnings before interest, taxes, depreciation and amortization expense (EBITDA), which excludes NDCHealth acquisition-related expenses, write-off of in-process research & development, and stock-based compensation expense is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to more thoroughly evaluate its expected performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


                       PER-SE TECHNOLOGIES, INC.
         RECONCILIATION OF 2006 ADJUSTED INCOME PER SHARE FROM
    CONTINUING OPERATIONS (A NON-GAAP MEASURE) TO INCOME PER SHARE
                      FROM CONTINUING OPERATIONS
                              (unaudited)

                                                         2006 Guidance
                                                         -------------
Adjusted income per share from continuing operations
(a non-GAAP measure)                                     $0.81 - 0.87
  Non-cash write-off of in-process research &
   development                                           (0.30)-(0.30)
  Non-cash stock-based compensation expense, net of tax (0.12)-(0.11) NDCHealth transition and integration-related expenses,
   net of tax                                            (0.17)-(0.14)
  Tax benefit from partial reversal of deferred tax
   asset valuation allowance                              0.03 - 0.03
                                                         -------------
Income per share from continuing operations              $0.25 - 0.35
                                                         =============

The Company believes adjusted income (earnings) per share from continuing operations, excluding NDCHealth transition and integration-related expenses, stock-based compensation expense, write-off of in-process research & development, and the tax benefit from the partial release of the deferred tax asset valuation allowance, is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its expected performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


                       PER-SE TECHNOLOGIES, INC.
               SUMMARY OF NET DEFERRED INCOME TAX ASSET
                      (unaudited) ($ in millions)

                                   At December 31,     At June 30,
                                         2005              2006
                                  ------------------ -----------------
                                  Pre-tax  After-tax Pre-tax After-tax
                                  -------- --------- ------- ---------
Estimated Federal Net Operating
 Loss Carryforward                 $375.4    $131.4  $360.4    $126.1
Estimated Deferred Tax Liabilities
 for step-up in NDCHealth Other
 Intangible Assets                     --        --  (289.4)   (111.2)
Tax basis in NDCHealth Other
 Intangible Assets                     --        --    42.2      16.2
Tax basis in NDCHealth Goodwill        --        --   125.0      47.5
Tax basis of Other Assets            28.6      10.9    52.6      20.0
Other Tax Benefits                     --      13.3      --      13.8
                                  -------- --------- ------- ---------
    Total Deferred Income Tax
     Asset                                    155.6             112.4
Valuation Allowance                          (125.3)            (31.2)
Unrecorded Deferred Tax Asset -
 NDCHealth Goodwill                              --             (47.5)
                                           ---------         ---------
    Net Deferred Income Tax Asset             $30.3             $33.7
                                           =========         =========

Estimated Federal Net Operating
 Loss Utilization for the six
 months ended June 30, 2006                           $15.0
                                                     =======

Note: The Company expects to utilize the Estimated Federal Net
 Operating Loss Carryforward as a reduction from Federal Taxable income for the foreseeable future.


    CONTACT: Per-Se Technologies, Inc.
             Robert P. Borchert, 770-237-7539
             investors@per-se.com
             www.per-se.com